Table of Contents

EXHIBIT 99.1

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Operating Officer and Chief Financial Officer (949)509-4440

DOWNEY FINANCIAL CORP. ANNOUNCES THIRTEEN
MONTH SELECTED FINANCIAL DATA

          Newport Beach, California—December 15, 2004—Downey Financial Corp. (NYSE: DSL) today released monthly selected financial data for the thirteen months ended November 30, 2004.

          During November, the following transactions occurred, which we previously disclosed:

  We sold approximately $1 billion of our residential one-to-four unit loans on a servicing released basis from our held for investment portfolio. These loans were transferred to held for sale in October.

  Of the previously announced sale of 80% of our mortgage servicing rights related to loans we service for others, we sold approximately two-thirds of the portfolio with the remaining sales expected to close in December.

          Downey Financial Corp. is the parent company of Downey Savings and Loan Association, F.A., with assets of $15.2 billion and 165 branches throughout California and four in Arizona.

          Certain statements in this release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements do not relate strictly to historical information or current facts. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation. Downey does not update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Table of Contents

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
Monthly Selected Financial Data (Unaudited)

	Nov. 30,	Oct. 31,	Sep. 30,	Aug. 31,	Jul. 31,	Jun. 30,	May 31,	Apr. 30,	Mar. 31,	Feb. 29,	Jan. 31,	Dec. 31,	Nov. 30,
(Dollars in Thousands)	2004	2004	2004	2004	2004	2004	2004	2004	2004	2004	2004	2003	2003

Balance sheet summary
Total assets	$15,203,688	$15,875,054	$15,639,464	$15,230,593	$14,722,398	$14,222,347	$13,469,747	$13,279,872	$13,525,129	$12,028,524	$11,760,289	$11,645,980	$11,348,579
Loans receivable held for investment	12,845,864	12,661,820	13,411,146	12,935,889	12,517,148	12,309,935	11,953,295	11,501,984	11,064,686	10,609,898	10,389,725	10,116,519	9,754,117
Loans held for sale, at lower of cost or fair value	1,234,751	1,977,140	845,913	859,695	893,939	661,481	268,018	473,621	529,085	350,909	196,231	279,657	316,517
MBS available for sale, at fair value	311	313	315	317	319	321	323	325	327	329	331	334	1,264
Cash, investment securities and FHLB stock	842,832	788,124	1,048,979	1,127,900	990,002	924,943	912,531	968,300	1,114,585	751,800	856,312	926,603	953,209
Deposits	9,693,558	9,684,261	9,551,333	9,453,724	9,265,419	8,948,238	8,873,389	8,925,205	8,817,173	8,574,472	8,378,974	8,293,758	8,388,866
FHLB advances and other borrowings	4,012,823	4,698,051	4,670,604	4,274,277	4,069,379	3,795,775	3,346,798	3,088,420	2,935,401	2,231,099	2,162,305	2,129,311	1,706,917
Senior notes	197,911	197,898	197,886	197,873	197,937	198,179	-	-	-	-	-	-	-
Junior subordinated debentures (a)	-	-	-	-	-	123,711	123,711	123,711	123,711	123,711	123,711	123,711	123,711
Non-performing assets as a % of total assets	0.26%	0.24%	0.25%	0.26%	0.26%	0.28%	0.33%	0.35%	0.40%	0.48%	0.42%	0.42%	0.49%
Loan activity for the month ended
Loans for investment portfolio:
Originations and purchases:
Residential one-to-four units	$ 413,452	$ 488,268	$ 704,104	$ 649,596	$ 486,924	$ 668,376	$ 770,690	$ 745,995	$ 738,829	$ 460,152	$ 531,489	$ 660,303	$ 382,889
Residential one-to-four units – subprime	65,761	74,821	80,264	80,449	71,535	85,820	55,114	63,754	72,110	46,609	53,826	62,773	31,879
All other	42,745	42,445	49,791	56,844	55,434	64,721	82,060	53,236	51,896	28,401	45,094	59,420	34,692
Repayments	(338,681)	(372,449)	(360,602)	(359,596)	(403,109)	(456,983)	(422,795)	(414,562)	(396,939)	(317,712)	(349,642)	(403,098)	(336,092)
Loans for sale:
Originations and purchases	921,366	839,470	595,990	690,118	768,524	638,047	227,134	414,027	452,967	315,943	158,867	267,608	263,787
Sales	(1,641,107)	(699,849)	(607,335)	(726,306)	(537,585)	(245,405)	(433,859)	(459,765)	(274,641)	(161,512)	(242,593)	(302,077)	(322,390)
Mortgage loans serviced for others
Total	$12,440,154	$11,038,703	$10,568,339	$10,169,574	$9,635,124	$9,279,359	$9,269,270	$9,141,600	$9,167,834	$9,276,207	$9,353,202	$9,313,948	$9,241,228
With capitalized mortgage servicing rights: (b)
Amount	3,320,091	9,924,548	10,075,028	10,130,863	9,595,335	9,242,641	9,225,547	9,096,452	9,126,444	9,226,052	9,302,028	9,268,308	9,193,686
Weighted average interest rate	5.26%	5.52%	5.52%	5.43%	5.50%	5.61%	5.63%	5.68%	5.73%	5.76%	5.77%	5.79%	5.81%
Interest rate spread data (c)
Weighted average yield:
Loans and MBS	4.64%	4.54%	4.46%	4.43%	4.41%	4.37%	4.43%	4.43%	4.51%	4.56%	4.60%	4.61%	4.75%
Investment securities and FHLB stock	3.79	3.86	3.94	3.88	3.80	3.78	3.61	3.64	3.50	3.20	3.19	3.19	3.14

Interest-earning assets yield	4.59	4.51	4.43	4.39	4.37	4.34	4.39	4.38	4.43	4.49	4.50	4.51	4.63

Weighted average cost:
Deposits	1.83	1.81	1.80	1.77	1.72	1.65	1.57	1.55	1.56	1.56	1.54	1.52	1.57
FHLB advances and other borrowings (d)	2.63	2.38	2.28	2.16	2.07	1.97	1.95	2.09	2.11	2.98	3.04	3.08	3.56
Senior notes	6.50	6.50	6.50	6.50	6.50	6.50	-	-	-	-	-	-	-
Junior subordinated debentures (a)	-	-	-	-	-	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00

Combined funds cost	2.13	2.06	2.02	1.96	1.89	1.90	1.76	1.77	1.78	1.94	1.94	1.94	2.01

Interest rate spread	2.46%	2.45%	2.41%	2.43%	2.48%	2.44%	2.63%	2.61%	2.65%	2.55%	2.56%	2.57%	2.62%

(a)  On July 23, 2004, we redeemed the junior subordinated debentures before their maturity.
(b)  Excludes loans sold or securitized prior to 1996 and loans sub-serviced without capitalized mortgage servicing rights.
(c)  Reflects month end contractual yields and costs and excludes adjustments for non-accrual loans, net deferred costs to originate loans and the amortization of premiums and discounts.
(d)  Included since March 2004 is the impact of permitted interest rate swap hedges against a portion of our FHLB advances. The swap notional amounts total $430 million of receive-fixed, pay-3-month Libor variable interest.